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Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

    This REGISTRATION RIGHTS AGREEMENT ("Agreement"), is entered into as of November 14, 2000, between GlobalMedia.com, a Nevada corporation (the "Company"), and Standard Radio Inc., an Ontario corporation, Gary Slaight and David Coriat, both residents of Ontario, Canada (collectively, "Standard Radio"), and Lama Jama Investments LLC, a Washington limited liability corporation ("Lama Jama") (collectively with Standard Radio, the "Investors"), and Jeffrey Mandelbaum, a Washington resident (the Investors and Mr. Mandelbaum collectively, the "Holders").

RECITALS

    A. The Investors and the Company have entered into a Securities Purchase Agreement dated as of November 13, 2000 (the "Purchase Agreement"), pursuant to which the Investors are purchasing 2,285,714 shares of the Company' s Common Stock (the "Shares") for an aggregate purchase price of $1,000,000.

    B. Mr. Mandelbaum is a member of Lama Jama and is the Company's CEO, President and Chairman of the Board.

    C. Mr. Slaight and Mr. Coriat are executive officers of Standard Radio, and Mr. Slaight currently sits on the Board of the Company representing Standard Radio.

    D. It is a condition precedent to the obligations of each Investor under the Securities Purchase Agreement that the Company grant registration rights with respect to the shares of the Company's Common Stock held by or issuable upon the exercise of warrants held by the Holders on the terms and conditions set forth in this Agreement.

AGREEMENT

    The parties hereby agree as follows:

1.  DEFINITIONS.

    1.1  "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

    1.2  "Registrable Securities" means

      1.2.1 the Shares,

      1.2.2 the shares of Common Stock issued by the Company to Standard Radio pursuant to the Private Placement Subscription Agreements dated as of December 7, 1999, and as of September 6, 2000, as amended by the Amendment to Private Placement Subscription Agreement dated as of the same date as this Agreement;

      1.2.3 the shares of Common Stock issuable to Standard Radio upon exercise of Amended Common Stock Purchase Warrant dated as of the same date as this Agreement;

      1.2.4 the shares of Common Stock sold by Michael Metcalfe to Standard Radio pursuant to the Share Purchase Agreements dated September 7, 2000,

      1.2.5 the shares of Common Stock sold by Michael Metcalfe to Standard Radio, Slaight and Coriat as of the same date as this Agreement;

      1.2.6 the shares of Common Stock sold by Michael Metcalfe to Mr. Mandelbaum pursuant to the Share Purchase Agreement dated as of February 1, 2000; and

      1.2.7 any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in this Section 1.2 or any other shares of the Company's Common Stock held by the Holders that are not otherwise registered.

However, "Registrable Securities" does not include (a) shares sold by a person in a transaction in which his or her rights under this Agreement are not assigned, (b) shares sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (c) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

    1.3 The number of shares of "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding, plus the number of shares of Common Stock issuable pursuant to then-exercisable or convertible securities, which are Registrable Securities;

    1.4 "SEC" means the Securities and Exchange Commission; and

2.  REGISTRATION.

    2.1  Registration Obligation.  Subject to Section 2.4, the Company will file a registration statement covering the Registrable Securities (the "Registration Statement") and use its best efforts to cause the SEC to declare the Registration Statement effective within 180 days from the Closing of the Purchase Agreement.

       2.1.1  Effective Period.  The Company will keep the Registration Statement effective until the earlier of (a) the date all of the Registrable Securities registered under the Registration Statement have been sold, or (b) one year from closing of the Purchase Agreement (the "Effectiveness Period"). However, the Effectiveness Period will be extended by the aggregate number of days of the Holders are required to suspend sales of the Registrable Securities under Section 2.3.2.

       2.1.2  Blackout Provisions.  Notwithstanding Section 2.1.1, the Company may (a) postpone the filing of the Registration Statement, or (b) allow the Registration Statement to fail to be effective and usable or elect that the Registration Statement will not be usable for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if the Board determines in good faith that the registration and distribution of the Registrable Securities (or the use of the Registration Statement or the Prospectus) would (i) interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries or (ii) would require premature disclosure thereof or would require the Company to disclose information that the Company has not otherwise made public and that the Company reasonably determines is in the best interests of the Company not to disclose at such time. In such case, the Company must notify the Holders in writing not later than five business days after such determination (a "Blackout Notice").

    2.2  Obligations of the Company.  For the Effectiveness Period, the Company will:

      2.2.1 prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

      2.2.2 furnish to each Holder (a) each version of the Registration Statement at least five days before it is filing with the SEC, for the Holders' review and comments, (b) such numbers of copies of the Prospectus as the Holders may reasonably request, and (c) such other documents as any Holder may reasonably request in order to facilitate the disposition under the Registration Statement of the Registrable Securities owned by it;

      2.2.3 use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions;

      2.2.4 notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

      2.2.5 cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed; and

      2.2.6 provide the Company's transfer agent and registrar a CUSIP number for all Registrable Securities, in each case not later than the effective date of the Registration Statement.

    2.3  Obligations of the Holders  .

       2.3.1  Information.  It will be a condition precedent to the obligations of the Company under Section 2, that the Holder of any Registrable Securities included in the Registration Statement promptly furnish to the Company, all information specified in Item 507 of Regulation S-K under the Securities Act, including all requested information regarding (a) such Holder, (b) the Registrable Securities held by it, and (c) the intended method of disposition of such securities, as the Company will require in order to effect the registration of such Holder's Registrable Securities. Each Holder as to which the Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

       2.3.2  Suspension of Sales.  Each Holder agrees that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 2.2.4 or the commencement of a Blackout Period, the Holder will immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement until (a) such Holder's receipt of the copies of a supplemented or amended Prospectus, or (b) until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Securities that was current at the time of receipt of such notice.

       2.3.3  Delay of Registration.  No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2.

    2.4  Expenses of Registration.  The Company will pay all expenses incurred in connection with one registration required under Section 2, including (without limitation) (a) all registration, filing, qualification, printers' and accounting fees, (b) the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval will not be unreasonably withheld, (c) the fees and disbursements of counsel for the Company, and (d) any underwriters' discounts or commissions associated with Registrable Securities.

3.  INDEMNIFICATION.

    In the event any Registrable Securities are included in a Registration Statement under Section 2:

    3.1  Indemnification by the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") (collectively the "Holder Indemnified Parties"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Claim"):

      3.1.1 any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Prospectus, or any amendments or supplements thereto;

      3.1.2 the omission or alleged omission to state in the Registration Statement or the Prospectus a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

      3.1.3 any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

    The Company will pay, as incurred, any legal or other expenses reasonably incurred by any Holder Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, or action.

    3.2  Indemnification by the Holders.  To the extent permitted by law, each selling Holder, jointly and not severally will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder (the "Company Indemnified Parties"), against any Claim to which any of the Company Indemnified Parties may become subject, to the extent (and only to the extent) that such Claim arises out of or is based upon the Company's reliance upon written information furnished by such Holder expressly for use in connection with the Registration Statement or the Prospectus, or any amendment or supplement thereof. Each Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, or action. However, the Holder will not be obligated to indemnify the Company Indemnified Parties under this Section 3.2 for amounts paid in settlement of any Claim if settlement of such Claim is effected without the consent of the Holder, which consent will not be unreasonably withheld.

    3.3  Limitations.

       3.3.1  Settlements.  No indemnifying party will be obligated to indemnify an indemnified party under this Section 3 for amounts paid in settlement of any Claim if settlement of such Claim is effected without the consent of the indemnifying party, which consent will not be unreasonably withheld.

       3.3.2  Company Indemnification Limitations.  In no event (a) will the Company be obligated to indemnify any Holder Indemnified Party for any Claim to the extent that it arises out of or is based upon written information furnished to the Company by any Holder Indemnified Party expressly for use in connection with such registration, or (b) will any indemnity by the Company under Section 3.1 exceed the amount of consideration the Company received for the Registrable Securities from the Holder requesting such indemnification or Holder Indemnified Party related to such Holder.

       3.3.3  Indemnification Limitations.  In no event will any indemnity obligation by a Holder under Section 3.2 exceed the amount of consideration the Holder received upon sale of the Registrable Securities.

    3.4  Survival.  The obligations of the Company and Holders under this Section 3 will survive the completion of the offering of Registrable Securities in the Registration Statement and otherwise for one year (the "Indemnification Period").

    3.5  Indemnification Procedures.

       3.5.1  Claim Notice.  Any claim for indemnification under Section 31. or 3.2 must be made in writing and delivered as a notice by the party seeking indemnification to the party from whom indemnification is sought within the Indemnification Period, specifying in reasonable detail the nature and estimated amount of the claim.

       3.5.2  Third-Party Claims.  If the claim specified in the claim notice relates to a third-party claim, the indemnifying party shall have 15 days after its receipt of the claim notice to notify the indemnified party whether the indemnifying party agree that the claim is subject to indemnification pursuant to Section 3.1 or 3.2, and whether the indemnifying party elects to defend such third-party claim at its own expense. If the claim relates to a third-party claim that the indemnifying party elects to defend, the indemnified party shall reasonably cooperate with such defense. The indemnified party shall, however, be entitled to participate in the defense or settlement of such a third-party claim through its own counsel and at its own expense and shall be entitled to approve or disapprove any proposed settlement that would impose a duty or obligation on the indemnified party. If the indemnifying party does not timely elect to defend a third-party claim, or if the indemnifying party fail to conduct such defense with reasonable diligence, then the indemnified party may conduct the defense of, or settle, such claim at the risk and expense of the indemnifying party.

       3.5.3  Claims Other Than Third-Party Claims.  If the claim does not relate to a third-party claim, the indemnifying party shall have 30 days after receipt of the claim notice to notify the indemnified party in writing whether the indemnifying party accepts liability for all or any part of the claim and the method and timing of any proposed payment. If the indemnifying party does not so notify the indemnified party, the indemnifying party shall be deemed to have accepted liability for all damages described in the Claim notice.

4.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.

    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public pursuant Rule 144 under the Securities Act or pursuant to a Form S-3 Registration Statement, the Company agrees to:

    4.1 make and keep public information available, as those terms are understood and defined in Rule 144, for the Effectiveness Period so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

    4.2 take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

    4.3 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

    4.4 for so long as the Holder owns any Registrable Securities, to furnish to each Holder upon its request (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed with the SEC by the Company, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

5.  TERMINATION.

    This Agreement will terminate and be of no further force or effect if and when the Company sells, conveys, or otherwise disposes of all or substantially all of its property or business or merges into or consolidates with any other corporation (other than a wholly-owned subsidiary corporation) or effects any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, provided that this Section 5 will not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

6.  MISCELLANEOUS.

    6.1  Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    6.2  Amendments and Waivers.  This Agreement may be amended or waived only with the written consent of the Company and the Holders. The failure of either party to enforce any provision of this Agreement at any time will not be construed to be a waiver of such provision or of the subsequent right to enforce that provision or any other provision of this Agreement. No waiver by either party, either express or implied, of any provision in this Agreement will be construed as a waiver of any subsequent breach of that or any other provision.

    6.3  Notices.  Unless otherwise provided, any notice required or permitted by this Agreement will be in writing and will be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or confirmed facsimile transmission, or 48 hours after being deposited in the U.S. mail as evidenced by its postmark, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth or as subsequently modified by written notice.

    6.4  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of the Agreement will be interpreted as if such provision were so excluded and (c) the balance of the Agreement will be enforceable in accordance with its terms.

    6.5  Governing Law.  This Agreement and all acts and transactions pursuant hereto will be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of laws.

    6.6  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    6.7  Attorney Fees.  The substantially prevailing party in any arbitration or litigation concerning this Agreement is entitled to reimbursement of its court costs and reasonable attorney fees by the non-prevailing party, including such costs and fees as may be incurred on appeal or in bankruptcy proceedings.

    6.8  Entire Agreement.  This Agreement constitute the entire agreement of the parties, and supercede all written or oral previous agreements, with regard to the subject matter of this Agreement.

[Signatures are on the following page]

    Executed as of the date first above written.

COMPANY:
GLOBALMEDIA.COM.
By: Print Name: Title: Address: 400 Robson Street Vancouver, British Columbia Canada V613 2134
Fax No. (604)
HOLDERS:
STANDARD RADIO INC.
By: Name: Title: Address: 2 St. Clair Avenue West Toronto, Ontario M4V 1 L6 Canada
Fax Number
LAMA JAMA INVESTMENTS LLC
By: Name: Title: Address: Fax Number
MR. MANDELBAUM:
Jeffrey Mandelbaum
MR. CORIAT
David Coriat
MR. SLAIGHT
Gary Slaight

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REGISTRATION RIGHTS AGREEMENT
RECITALS
AGREEMENT
1. DEFINITIONS.
2. REGISTRATION.
3. INDEMNIFICATION.
4. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.
5. TERMINATION.
6. MISCELLANEOUS.